AMENDMENT


This amendment ("Amendment") is entered into as of the ______ day of June, 2002, by and among SAFECO LIFE INSURANCE COMPANY, (hereinafter the "Company"), a Washington corporation, the VARIABLE INSURANCE PRODUCTS FUND II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter the "Fund") and FIDELITY DISTRIBUTORS CORPORATION (hereinafter the "Underwriter"), a Massachusetts corporation.

WHEREAS, the Parties have previously executed a Fund Participation Agreement dated September 30, 1991 (the "Agreement");

NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend the Agreement as follows:

1. Notices. All notices required to be made to SAFECO Life Insurance Company under this Agreement shall be made to the following address:

         5069 154th Place NE
         Redmond, WA 98052
         Attn:  Legal Department

2. Schedule A of the agreement is replaced with Schedule A attached hereto.
3. Schedule B of the agreement is replaced with Schedule B attached hereto.

To the extent possible, this Amendment and the Agreement shall be read together. In the event of a conflict between the provisions of this Amendment and those of the Agreement, the provisions of this Amendment shall control.


Except as expressly amended hereby, the Agreement remains in full force and effect.

Variable Insurance Products Fund  II           Fidelity Distributors Corporation

Signature:     /s/  Maria Dwyer                Signature:     /s/ Eric D. Roiter
             -------------------                            --------------------

Name/Title:  Maria Dwyer                                Name/Title:  Eric Roiter
               Treasurer                                          Vice President



SAFECO Life Insurance Company

Signature:      /s/ Scott Bartholomaus
           ---------------------------
Name/Title:   Scott Bartholomaus
               Vice President

         ____March 12, 2002_________________________


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                                   SCHEDULE A

                        SEPARATE ACCOUNTS OF THE COMPANY



1.       Name:             SAFECO Separate Account C
         Date Established:          February 11, 1994


2.       Name:             SAFECO Separate Account SL
         Date Established:          November 6, 1986


3.       Name:             SAFECO Resource Variable Account B
         Date Established:          February 6, 1986

                                   SCHEDULE B

                          Contracts As of June 1, 2002

1.       Name:             SAFECO Separate Account C
         Contracts:        LPC-1156 3/00
                           LPC-1157 3/00
                           LPC-1158 3/00
                           LPC-1159 3/00
                           LPC-412 7/93
                           (and any State specific variations)


2.       Name:             SAFECO Separate Account SL
         Contracts:        LP-9228EP 11/96


3.       Name:             SAFECO Resource Variable Account B
         Contracts:         LPC 417 7/93
                           (and any State specific variations)